UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street, Suite 650 Akron, Ohio	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2023, at the 2023 annual meeting of stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of officers as permitted by the Delaware General Corporation Law. The Amendment became effective immediately upon filing with the Secretary of State of the State of Delaware on May 23, 2023. The Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting on May 18, 2023, the stockholders of the Company voted on seven proposals, each of which is described in more detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 7, 2023. There were 67,807,402 shares of common stock present at the Annual Meeting in person or by proxy, which represented 76.41% of the combined voting power of the Company’s common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote on each matter to be acted on at the Annual Meeting for each share held as of the close of business on March 20, 2023. The voting results for each of the seven proposals are detailed below.

Proposal 1:

The approval of amendments to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board of Directors of the Company (the “Board”) and provide for annual elections of all directors beginning at the 2024 annual meeting of stockholders, did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
61,657,222	50,931	7,159	6,092,090

Proposal 2:

The election of Alan B. Howe and Rebecca L. Stahl to serve as Class I directors of the Company to serve until the Company’s 2025 annual meeting of stockholders was contingent upon the approval of Proposal 1 to declassify the Board. Since Proposal 1 was not approved at the Annual Meeting, Proposal 2 was deemed null and void.

Proposal 3:

As Proposal 1 was not approved, the stockholders elected Alan B. Howe and Rebecca L. Stahl to serve as Class II directors of the Company, each to serve a term of three years expiring at the Company’s 2026 annual meeting of stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Alan B. Howe	38,570,955	23,144,357	6,092,090
Rebecca L. Stahl	57,474,506	4,240,806	6,092,090

Proposal 4:

The approval of amendments to the Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and the Company’s Amended and Restated Bylaws did not receive the required affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
59,010,241	2,680,151	24,920	6,092,090

Proposal 5:

The stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The voting results were as follows:

Votes For	Votes Against	Abstain
67,617,480	176,431	13,491

Proposal 6:

The stockholders approved, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
56,994,876	4,679,477	40,959	6,092,090

Proposal 7:

The stockholders approved an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by the Delaware General Corporation Law. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
54,404,325	7,285,220	25,767	6,092,090

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

Date: May 23, 2023	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Representative)